Exhibit 1.1
Crude Carriers Corp.
13,500,000 Shares
Common Stock
($0.0001 par value per Share)
Underwriting Agreement
[     , 2010]

Underwriting Agreement
[     , 2010]
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
     as Representatives of the several Underwriters
“c/o UBS Securities LLC”
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          Crude Carriers Corp., a Republic of The Marshall Islands corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 13,500,000 shares (the “Firm Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 2,025,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.
          The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. [333-     ]) under the Act, including a prospectus, relating to the Shares.
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.
          The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectuses relating to the Shares. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
          “Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.
          “Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
          As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
          The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [___]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Stock.
          All parties understand that, upon the terms set forth in the Prospectus, Nordea Bank Norge ASA will effect offers and sales solely outside of the United States or within the United States to the extent permitted by Rule 15a-6 under the Exchange Act and in compliance with state securities laws.
          In connection with the offering of the Shares and prior to the closing of the purchase of the Firm Shares contemplated hereby, the Company has entered or will enter into (i) a long-term management agreement (the “Management Agreement”) with Capital Ship Management Corp. (the “Manager”), a subsidiary of Capital Maritime & Trading Corp. (“Capital Maritime”), pursuant to which the Manager will provide the Company with certain commercial, technical, administrative and strategic services, (ii) an agreement with Capital Maritime, pursuant to which the Company will have the right to be notified and take advantage of certain business opportunities that may be attractive to Capital Maritime or its affiliates (the “Business Opportunities Agreement”), (iii) an agreement with Crude Carriers Investments Corp. by which the Company will provide Crude Carriers Investments Corp. and its affiliates with certain registration rights under the Act with respect to shares of Common Stock and shares of the Company’s Class B Stock owned by it (the “Registration Rights Agreement”), (iv) a subscription agreement with Crude Carriers Investments Corp., pursuant to which, among other things, Crude Carriers Investments Corp. will make a capital contribution to the Company of $40,000,000 in exchange for [2,000,000] shares of the Company’s Class B Stock (the “Subscription Agreement”), (v) a share purchase agreement with Capital Maritime (the “Cooper Purchase Agreement”) pursuant to which the Company will acquire from Capital Maritime, for a price of $71,250,000, all the outstanding capital stock of Cooper Consultants Co. (“Cooper”), a Republic of The Marshall Islands company owning the 2006-built Ice class 1A Suezmax vessel named M/T Miltiadis M II (“Vessel”), (vi) a share purchase agreement with Capital Maritime (the “Achilleas Purchase Agreement”) pursuant to which the Company will acquire from Capital Maritime, for a price of $19,300,000, all the outstanding capital stock of Achilleas Carrier Corp. (“Achilleas”), a Republic of Liberia corporation, (vii) a share purchase agreement with Capital Maritime (the “Alexander Purchase Agreement”) pursuant to which the Company will acquire from Capital Maritime, for a price of $19,300,000, all the outstanding capital stock of Alexander The Great Carriers Corp. (“Alexander”), a Republic of Liberia corporation, and (viii) a commitment letter with Nordea Bank Finland Plc, London Branch, dated February 5, 2010, pursuant to which a 5-year, $100 million senior secured revolving credit facility has been made available to the Company (the “Commitment Letter”). The Management Agreement, the Business Opportunities Agreement, the Registration Rights Agreement, the Subscription Agreement, the Cooper Purchase Agreement, the Achilleas Purchase Agreement, the Alexander Purchase Agreement and the Commitment Letter are collectively referred to herein as the “Transaction Documents”. The Company, Capital Maritime, the Manager and Crude Carriers Investments Corp. are referred to herein as the “Capital Parties”.
          The Capital Parties and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $[___] per Share. The Company is advised by you that (i) the Underwriters intend to make a public offering in the United States of, or offer for sale in jurisdictions outside the United States, their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable, (ii) Nordea Bank Norge ASA intends to effect offers and sales of its portion of the Firm Shares solely outside of the United States or within the United States to the extent permitted by Rule 15a-6 under the Exchange Act and in compliance with state securities laws, and (iii) the Underwriters intend initially to offer the Firm Shares upon the terms set forth in the Prospectus.
          In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. The Over-Allotment Option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the Firm Shares, in definitive form, to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [•], 2010 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify at least one business day in advance.
          Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify at least one business day in advance, except in case of simultaneous settlement of the purchase of the Firm Shares and the purchase of the Additional Shares.
          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Cravath, Swaine & Moore LLP at Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.
     3. Representations and Warranties of the Capital Parties. Each of the Company and Crude Carriers Investments Corp. and, with respect to subsections (b), (i), (j), (l), (o), (p), (q), (r), (s), (t), (u), (w), (y), (z), (aa), (bb), (cc), (dd), (ee), (ff), (hh), (ii), (jj), (kk), (nn), (oo) and (pp), hereof, each of Capital Maritime and the Manager, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
     (a) Filing and Effectiveness of Registration Statements. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the knowledge of the Capital Parties, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;
     (b) Compliance with Act Requirements. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with

Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Capital Parties make no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus;
     (c) Prospectuses. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); each of the Preliminary Prospectuses dated [___] is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;
     (d) Issuer Free Writing Prospectuses. Each issuer free writing prospectus, as of its issue date and at all subsequent times through the time of purchase and each additional time of purchase, as the case may be, or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(f) did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectuses and the Prospectus;
     (e) Foreign Private Issuer Status. The Company is a “foreign private issuer” as defined in Rule 405 under the Act;
     (f) Independent Accountants. Deloitte. Hadjipavlou, Sofianos & Cambanis S.A., the accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Preliminary Prospectuses and the Prospectus, are independent registered public accountants as required by the Act, the rules and regulations under the Act and the rules of the Public Company Accounting Oversight Board;
     (g) No Restrictions. There are no restrictions on the voting or subsequent transfers of the Shares under the laws of the Republic of The Marshall Islands, the Company’s amended and restated articles of incorporation (“Articles of Incorporation”), the Company’s amended and restated bylaws (“Bylaws”) or any agreement or other instrument to which the Company is a party;
     (h) Financial Statements. The financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, together with the related schedules and notes, present fairly the financial position of the entities purported to be shown thereby on the basis stated therein at the dates indicated; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The Company, Cooper, Achilleas and Alexander do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus. All disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the Act, to the extent applicable;
     (i) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change, or development that would reasonably be expected to cause a material adverse change, in the condition, financial or otherwise, or in the results of operation, properties, management, business affairs or business prospects of the Company, Cooper, Achilleas or Alexander (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, Cooper, Achilleas or Alexander that are material with respect to the Company, Cooper, Achilleas or Alexander (C) there has been no dividend or distribution of any kind declared, paid or made on the capital stock of the Company, Cooper, Achilleas or Alexander and (D) the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE;
     (j) Formation and Qualification of the Capital Parties, Cooper, Achilleas and Alexander. Each of the Capital Parties, Cooper, Achilleas and Alexander has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation and each of the Capital Parties, Cooper, Achilleas and Alexander has full corporate power and authority, as applicable, necessary to own, lease and operate the properties it owns, leases or operates and to conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses. Each of the Capital Parties has full corporate power and authority, as applicable, necessary to enter into, execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to enter into, execute, deliver and perform its obligations under this Agreement. Each of the Capital Parties, Cooper, Achilleas and Alexander is duly qualified to transact business and is in good standing as a foreign corporation, as applicable, in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect or subject the Company, Cooper, Achilleas or Alexander to any material liability or disability;
     (k) Authorization, Issuance and Ownership of the Shares; Description of the Company’s Capital Stock. The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares when issued and delivered against payment therefor as provided herein, will be free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims (collectively, “Liens”) and free of any restriction upon the voting or transfer thereof pursuant to the Business Corporations Act of the Republic of The Marshall Islands (“MIBCA”), the Articles of Incorporation, the Bylaws or any agreement or other instrument to which the Company is a party. The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses; and the certificates for the Shares are in due and proper form;
     (l) Ownership and Capital Stock of Cooper, Achilleas and Alexander. At the time of purchase and each additional time of purchase, after giving effect to the Cooper Purchase Agreement, the Achilleas Purchase Agreement and the Alexander Purchase Agreement, the Company will own all of the issued and outstanding capital stock of Cooper, Achilleas and Alexander; such capital stock will have been duly authorized and validly issued, fully paid and non-assessable and free of all Liens, statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and any restriction upon the voting or transfer thereof pursuant to the MIBCA or the Business Corporation Act of the Republic of Liberia (“LBCA”), as the case may be, the articles of incorporation and the bylaws of each of Cooper, Achilleas and Alexander or any agreement or other instrument to which Cooper, Achilleas or Alexander are a party. At the time of purchase and each additional time of purchase, after giving effect to the Cooper Purchase Agreement, the Achilleas Purchase Agreement and the Alexander Purchase Agreement, the Company will have no subsidiaries (as defined under the Act) other than Crude Carriers Operating Corp., Cooper, Achilleas and Alexander and will not own, directly or indirectly, any other shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity;
     (m) Capitalization. As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and each additional time of purchase, as the case may be, and after giving effect to the transactions contemplated by the Transaction Documents, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock and the Class B Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Articles of Incorporation and the Bylaws, each in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the MIBCA and shall become effective and in full force at or before the time of purchase; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE;
     (n) No Preemptive Rights or Options; No Registration Rights. Except as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, there are no (A) preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase any equity securities of the Company, Cooper, Achilleas or Alexander or (B) outstanding options or warrants to purchase any securities of the Company, Cooper, Achilleas or Alexander (including, without limitations, stock options under any stock option plan of the Company). Other than pursuant to the Registration Rights Agreement, there are no persons with registration rights or similar rights to have any securities of the Company, Cooper, Achilleas or Alexander registered pursuant to the Registration Statement or otherwise registered under the Act;
     (o) Authority and Authorization of Agreement. Each of the Capital Parties has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and has validly taken all corporate action (including shareholder action), as the case may be, required for the authorization, execution and delivery of this Agreement and the consummation of all the transactions contemplated hereby. The Company has all requisite corporate power and authority necessary, and has validly taken all corporate action required, for the issuance, sale and delivery of the Shares to the Underwriters in accordance herewith. This Agreement has been duly authorized, executed and delivered by each of the Capital Parties;
     (p) Authorization, Execution, Delivery and Enforceability of Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement. Each of the Capital Parties has the legal right and power, and all authorization and approval required by law, to enter into each of the Transaction Documents to which it is a party and has validly taken all corporate action (including shareholder action), as the case may be, required for the authorization, execution and delivery of any such Transaction Document and the consummation of all the transactions contemplated thereby. At or before the time of purchase, the Transaction Documents will have been duly authorized, executed and delivered by the Capital Parties that are parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms, provided that, with respect to each Transaction Document, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (q) No Conflicts. None of (A) the offering, issuance or sale of the Shares as contemplated hereby, (B) the execution, delivery and performance of this Agreement and the Transaction Documents by the Capital Parties that are parties thereto or (C) the consummation of any other transactions contemplated by this Agreement or the Transaction Documents, (1) conflicts or will conflict with or constitutes or will constitute a violation of the organizational agreement, certificate of formation or conversion, certificate or articles of incorporation, by-laws or other constituent document (collectively, the “Organizational Documents”) of any of the Capital Parties, (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Capital Parties is a party or by which any of them or any of their respective properties may be bound, (3) violates or will violate any statute, law or regulation (including, without limitation, the rules and regulations of the NYSE) or any order, judgment, decree or injunction of any court, governmental agency, regulatory authority or body directed to any of the Capital Parties or any of their properties in a proceeding to which any of them or their property is a party or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Capital Parties, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (2) or (4), would, individually or in the aggregate, have a Material Adverse Effect, have a material adverse effect on the ability of any of the Capital Parties to consummate the transactions contemplated by this Agreement or the Transaction Documents to be consummated on or prior to the time of purchase or each additional time of purchase, as applicable;
     (r) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency, regulatory authority (including, without limitation, the NYSE) or body having jurisdiction over any of the Capital Parties or any of their properties or assets is required, in connection with the offering, issuance or sale by the Company of the Shares, the execution, delivery and performance of this Agreement and the Transaction Documents by the Capital Parties that are parties thereto, on or prior to the time of purchase and each additional time of purchase, as the case may be, or the consummation of the transactions contemplated by this Agreement or the Transaction Documents to be consummated on or prior to the time of purchase or each additional time of purchase, as the case may be, except (A) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, (B) for such consents that have been, or prior to the time of purchase will be, obtained, and (C) for such consents that, if not obtained, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect;
     (s) No Defaults. None of the Capital Parties nor any of their respective directors and officers is in (A) violation of its Organizational Documents, (B) violation of any statute, law, rule or regulation (including, without limitation, the rules and regulations of the NYSE), or any judgment, order, injunction or decree of any court, governmental agency, regulatory authority or body or arbitrator having jurisdiction over such Capital Party, as the case may be, or any of its properties or assets or (C) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (B) and (C) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Capital Parties to perform their obligations under this Agreement or the Transaction Documents;
     (t) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Manager, Cooper, Achilleas or Alexander exists or, to the knowledge of the Capital Parties, is imminent, and none of the Capital Parties has knowledge of any existing or imminent labor disturbance by the employees of any of the Company’s, the Manager’s, Cooper’s, Achilleas’ or Alexander’s principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect;
     (u) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, regulatory authority or body, domestic or foreign, now pending, or, to the knowledge of the Capital Parties, threatened, against or affecting any of the Company, Cooper, Achilleas or Alexander which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by any of the Capital Parties of its obligations hereunder or under the Transaction Documents; the aggregate of all pending legal or governmental proceedings to which any of the Company, Cooper, Achilleas or Alexander is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect;
     (v) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Preliminary Prospectuses, the Prospectus or the Permitted Free Writing Prospectuses or to be filed as exhibits to the Registration Statement which have not been so described and filed as required. Neither the Company, Cooper, Achilleas nor Alexander has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company, Cooper, Achilleas, Alexander or, to the knowledge of the Capital Parties, any other party to any such contract or agreement;
     (w) Possession of Intellectual Property. The Company, Cooper, Achilleas and Alexander own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on their businesses, as conducted or proposed to be conducted in conformity with the description thereof included in the Registration Statement, and none of the Capital Parties, Cooper, Achilleas and Alexander has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, Cooper, Achilleas and Alexander and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;
     (x) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act or state securities laws.
     (y) Absence of Manipulation. None of the Capital Parties nor any affiliate of the Capital Parties has taken, nor will any of them take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (z) Sufficiency of the Cooper Purchase Agreement. The Cooper Purchase Agreement will be legally sufficient to transfer or convey to the Company valid rights to use or manage all properties that are, individually or in the aggregate, required to enable the Company to conduct, directly or indirectly, Cooper’s operations, including the operations of the Vessel, in all material respects as contemplated by the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, subject to the conditions, reservations, encumbrances and limitations described therein;
     (aa) Sufficiency of the Achilleas and Alexander Purchase Agreements. The Achilleas Purchase Agreement and the Alexander Purchase Agreement will be legally sufficient to transfer or convey to the Company valid rights to use or manage all properties that are, individually or in the aggregate, required to enable the Company to conduct, directly or indirectly, Achilleas’ and Alexander’s operations, respectively, in all material respects as contemplated by the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, subject to the conditions, reservations, encumbrances and limitations described therein;
     (bb) Vessel Title and Registration. At the time of purchase and each additional time of purchase, as the case may be, after giving effect to the transactions contemplated by the Cooper Purchase Agreement, the Vessel will be duly registered as a vessel under the laws of the Republic of Liberia in the sole ownership of Cooper; on such date, Cooper will have good and marketable title to the Vessel, free and clear of all Liens and defects of the title of record; and the Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Republic of Liberia as would affect its registry with the ship registry of the Republic of Liberia;
     (cc) Newbuilding Vessel Title and Registration. The Capital Parties have no reason to believe that, upon the closing of the transactions contemplated by the Achilleas Purchase Agreement and the Alexander Purchase Agreement and the delivery thereby of each of the newbuilding vessels listed on Schedule C, as the case may be, Achilleas and Alexander will not be able to cause each such vessel, as of such date, to be duly registered as a vessel under the laws of a jurisdiction suitable to Achilleas or Alexander, as applicable, in the sole ownership of Achilleas or Alexander, respectively; on such date, Achilleas and Alexander will have good and marketable title to each of the newbuilding vessels listed on Schedule C, respectively, free and clear of all Liens and defects of the title of record;
     (dd) Permits. Each of the Company, Cooper, Achilleas, Alexander and the Manager has, or at time of purchase and each additional time of purchase will have, such permits, Consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has or will have made all declarations and filings with, all federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, subject to such qualifications as may be set forth therein and except for such Permits, declarations and filings that, if not obtained, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; except as set forth in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, each of the Company, Cooper, Achilleas, Alexander and the Manager has, or at the time of purchase and each additional time of purchase will have, fulfilled and performed all its material obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, and none of such Permits contains any restriction that is materially burdensome to the Company, Cooper, Achilleas or Alexander;
     (ee) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company, Cooper, Achilleas nor Alexander is in violation of any federal, state, local or foreign treaty, statute, law, rule, regulation, ordinance, code, binding regulatory policy or rule of common law or any final and legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, as it relates to any harmful substance or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the emission, discharge or release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, ballast water or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, Cooper, Achilleas, Alexander and the Manager have all permits, certificates, authorizations and approvals required under any applicable Environmental Laws for the conduct of the Company’s, Cooper’s, Achilleas’ and Alexander’s respective businesses as described in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses and are each in compliance with such requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either the Company, Cooper, Achilleas or Alexander, and (D) to the knowledge of the Capital Parties, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Company, Cooper, Achilleas, Alexander or the Manager relating to Hazardous Materials or any Environmental Laws. In the ordinary course of their business, the Company and Cooper conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with the Environmental Laws or any certificate, permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and Cooper have reasonably concluded that such associated costs and liabilities are not expected to, individually or in the aggregate, have a Material Adverse Effect;
     (ff) Insurance. Cooper carries or is entitled to the benefits of insurance relating to the Vessel and its properties, operations, personnel and businesses with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Capital Parties have no reason to believe that Cooper will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate and at a cost that would not result in a Material Adverse Change. The Capital Parties have no reason to believe that, upon the closing of the transactions contemplated by the Achilleas Purchase Agreement and the Alexander Purchase Agreement and the delivery thereby of each of the newbuilding vessels listed on Schedule C, Achilleas and Alexander will not be able (i) to obtain insurance relating to said vessels and their respective properties, operations, personnel and businesses with insurers of recognized international standing as of said dates, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and (ii) to cause all such insurance to be in full force and effect. None of the Company, Cooper, Achilleas and Alexander has been denied any insurance coverage which it has sought or for which it has applied;
     (gg) Dividends. All dividends and other distributions declared and payable on the shares of Common Stock of the Company may under the current laws and regulations of the Republic of The Marshall Islands be paid in United States dollars and freely transferred out of the Republic of The Marshall Islands; and all such dividends and other distributions, so long as the shareholder is not a resident of the Republic of The Marshall Islands, are not subject to withholding or other taxes under the current laws and regulations of Republic of The Marshall Islands and may be declared and paid without the necessity of obtaining any consents, approvals, authorizations, orders licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Republic of The Marshall Islands. At the time of purchase and each additional time of purchase, as applicable, none of Cooper, Achilleas or Alexander will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its equity securities, from repaying any loans or advances from the Company or from transferring any of its property or assets to the Company;
     (hh) Accounting Controls. The Company, Cooper, Achilleas and Alexander maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of each of the Company’s and Cooper’s most recent audited fiscal year, or the date of Achilleas’ and Alexander’s incorporation, there has been (1) no material weakness in the Company’s, Cooper’s, Achilleas’ or Alexander’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s, Cooper’s, Achilleas’ or Alexander’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, their respective ability to record, process, summarize, make known to their respective executive officers or report financial data;
     (ii) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof

(the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement;
     (jj) Payment of Taxes. Each of the Company, Cooper, Achilleas and Alexander has filed (or has obtained extensions with respect to) all material foreign, federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, other than those (A) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (B) that, if not paid, would not have a Material Adverse Effect;
     (kk) Investment Company Act. None of the Company, Cooper, Achilleas or Alexander are now, and after giving effect to the transactions contemplated by this Agreement and the Transaction Documents will be, an “investment company” or a company “controlled by” an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”);
     (ll) Passive Foreign Investment Company. The Company is not now, and after giving effect to the to the transactions contemplated by this Agreement and the Transaction Documents will not be, a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the Internal Revenue Code, and based on the Company’s current and expected assets, income and operations as described in the Prospectus, the Company is not likely to become a PFIC;
     (mm) PFIC Start-Up Year Exception. The Company did not earn gross income in 2009 and has not previously utilized its start-up year exception under Section 1298(b)(2) of the Internal Revenue Code;
     (nn) Section 883 Exemption. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company will qualify for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Internal Revenue Code;
     (oo) Foreign Corrupt Practices Act. Neither the Company, Cooper, Achilleas nor Alexander, nor, to the knowledge of the Capital Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, Cooper, Achilleas or Alexander is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Company, Cooper, Achilleas and Alexander, and to the knowledge of the Capital Parties, the affiliates of the Company, Cooper, Achilleas and Alexander have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;
     (pp) Money Laundering Laws. The operations of the Company, Cooper, Achilleas and Alexander are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either the Company, Cooper, Achilleas or Alexander with respect to the Money Laundering Laws is pending or, to the best knowledge of the Capital Parties, threatened;
     (qq) OFAC. Neither the Company, Cooper, Achilleas nor Alexander, nor, to the knowledge of the Capital Parties, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, Cooper Achilleas or Alexander is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (rr) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses is based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data from such sources to the extent required;
     (ss) Lock-Up Agreement. The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) each holder of shares of Common Stock, or any security convertible into or exercisable or exchangeable for shares of Common Stock or any warrant or other right to acquire shares of Common Stock or any such security;
     (tt) Private Placement. The offer, sale and issuance of the shares of the Company’s Class B Stock to Crude Carriers Investments Corp. pursuant to the

Subscription Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Capital Parties has taken or will take any action that would cause the loss of such exemption;
     (uu) No Association with FINRA Members. To the knowledge of the Capital Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectuses and the Prospectus; and
     (vv) No Fees or Commissions. Except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.
          In addition, any certificate signed by any officer of any Capital Party and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a joint and several representation and warranty by each Capital Party, as to matters covered thereby, to each Underwriter.
     4. Certain Covenants of the Company and the other Capital Parties. The Company hereby agrees, the Company and Crude Carriers Investments Corp. hereby agree, jointly and severally, with respect to subsection (n) below, the Company and Capital Maritime hereby agree, jointly and severally, with respect to subsection (u) below and the Capital Parties hereby agree, jointly and severally, with respect to subsections (o) and (q) below:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the

Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;
     (c) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);
     (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;
     (e) subject to Section 4(d) hereof, to file promptly all reports, statements and other documents required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports, statements and other documents to be filed by the Company pursuant to the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

     (f) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, jointly and severally, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;
     (g) to notify you promptly if, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request;
     (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than [___];
     (i) to furnish to you [___] copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;
     (j) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company, Cooper, Achilleas and Alexander which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(g) hereof;
     (k) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act;
     (l) subject to the Underwriters’ agreement to reimburse the Company for certain of its expenses in connection with the offering of the Shares, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations that are approved in advance by the Company, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, (xi) the performance of the Capital Parties’ other obligations hereunder. It is understood that, except as provided in this subsection (l) and Sections 5 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation fees and disbursements of their counsel and the transportation and other expenses incurred by or on their behalf relating to presentations or meetings undertaken in connection with the marketing of the offering to prospective investors;
     (m) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
     (n) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without your prior written consent, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock, Class B Stock or any other securities of the Company that are substantially similar to Common Stock or Class B Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock, Class B Stock or any other securities of the Company that are substantially similar to Common Stock or Class B Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, Class B Stock or any other securities of the Company that are substantially similar to Common Stock or Class B Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock, Class B Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) hereof, except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding or to be issued in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(n) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;
     (o) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company, Cooper, Achilleas or Alexander, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, Cooper, Achilleas or Alexander or the offering of the Shares, without your prior consent;
     (p) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

     (q) not to, and to cause Cooper, Achilleas and Alexander not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (r) for a period of five years after the later of the time of purchase or the latest additional time of purchase, the Company will use its reasonable best efforts to ensure that (i) none of its subsidiaries shall become an “investment company” as defined in the 1940 Act, and (ii) the Company shall not become a PFIC;
     (s) to use its reasonable best efforts to cause the Common Stock, including the Shares, to be listed on the NYSE and to maintain such listing on the NYSE;
     (t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and
     (u) to consummate the transactions contemplated by the Cooper Purchase Agreement, the Achilleas Purchase Agreement and the Alexander Purchase Agreement in accordance with the terms of such agreements.
          5. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and Capital Maritime, jointly and severally, shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including reasonable fees and disbursements of their counsel.
          6. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of each Capital Party on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by each Capital Party of its respective obligations hereunder and to the following additional conditions precedent:
     (a) At the time of purchase and, if applicable, at the additional time of purchase, the Underwriters shall have received an opinion and a negative assurance letter of Sullivan & Cromwell LLP, United States counsel for the Capital Parties, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, in the forms set forth, respectively, in Exhibit B and Exhibit C hereto.
     (b) At the time of purchase and, if applicable, at the additional time of purchase, the Underwriters shall have received an opinion of Watson, Farley & Williams (New York) LLP, Republic of The Marshall Islands counsel for the Company, Capital Maritime and Crude Carriers Investments Corp., addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, in the form set forth in Exhibit D hereto.

     (c) At the time of purchase and, if applicable, at the additional time of purchase, the Underwriters shall have received an opinion of [___], Republic of Panama counsel for the Manager, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, in the form set forth in Exhibit E hereto.
     (d) At the time of purchase and, if applicable, at the additional time of purchase, the Underwriters shall have received an opinion of Watson, Farley & Williams (New York) LLP, Liberian counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, in the form set forth in Exhibit F hereto.
     (e) At the time of purchase and, if applicable, at the additional time of purchase, the Underwriters shall have received an opinion of [Bairactaris & Partners], Greek counsel for the Capital Parties, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, in the form set forth in Exhibit G hereto.
     (f) At the time of purchase and, if applicable, at the additional time of purchase, the Underwriters shall have received an opinion of [___], English counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, in the form set forth in Exhibit H hereto.
     (g) You shall have received from Deloitte. Hadjipavlou, Sofianos & Cambanis S.A. letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (h) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.
     (i) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected in writing.
     (j) The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule

424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
     (k) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (l) Each Capital Party shall, at the time of purchase and, if applicable, at the additional time of purchase, have delivered to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the forms attached, respectively, as Exhibit I, Exhibit J, Exhibit K, and Exhibit L hereto.
     (m) You shall have received each of the signed Lock-Up Agreements referred to in Section 4(ss) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
     (n) Prior to the time of purchase, the Board of Directors of the Company shall have validly adopted a policy for the review, approval and monitoring of transactions involving the Company and related persons, as described in the section of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled “Certain Relationships and Related-Party Transactions”.
     (o) The Capital Parties shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (p) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (q) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, condition, financial or otherwise, or results of operations of the Company, Cooper, Achilleas or Alexander the effect of which change or development is, in the sole judgment of UBS, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities involving the United States, an escalation of acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company, Cooper, Achilleas or Alexander by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If UBS elects to terminate this Agreement as provided in this Section 7, the Capital Parties and each other Underwriter shall be notified promptly in writing pursuant to Section 11 hereof.
          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Capital Parties shall be unable to comply with any of the terms of this Agreement, each party shall bear its own costs and expenses relating to the transactions contemplated by this Agreement, the Capital Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.
          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).
          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
          The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
          If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or any other Capital Party to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or any other Capital Party. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. Indemnity and Contribution.
     (a) The Capital Parties, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law, other statutory law or regulation or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any Capital Party or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel for each jurisdiction in which any one Proceeding is brought) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Capital Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
     (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Capital Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Capital Parties, their respective directors or officers or any person who controls the Capital Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. Each Capital Party and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     10. Information Furnished by the Underwriters. The statements set forth in the first paragraph immediately following the caption “Commissions and Discounts” and in the paragraphs immediately under the caption “Price Stabilization; Short Positions” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, and the names of the Underwriters on the cover of the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.
     11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department with a copy to ECM Legal; and if to the Capital Parties, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3 Iassonos Street, 185 37 Piraeus, Greece (facsimile: +30 210 428 4285), Attention: Evangelos M. Marinakis, Chairman of the Board and Chief Executive Officer.
     12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and each Capital Party consents to the jurisdiction of such courts and personal service with respect thereto. Each Capital Party hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each Capital Party (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Capital Party agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Capital Party and may be enforced in any other courts to the jurisdiction of which such Capital Party is or may be subject, by suit upon such judgment.
     14. Appointment of Agent. Each Capital Party hereby irrevocably designates and appoints [CT Corporation System] (the “Process Agent”), as the authorized agent of such Capital Party upon whom process may be served in any Claim brought against any such Capital Party, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of any such Capital Party. Each Capital Party represents to each Underwriter that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Each Capital Party hereby irrevocably authorizes and directs the Process Agent to accept such service. Each Capital Party further agrees that service of process upon the Process Agent and written notice of said service to such Capital Party mailed by first-class mail or delivered to the Process Agent, shall be deemed in every respect effective service of process upon such Capital Party in any such Claim. Nothing herein shall affect the right of each

Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, or the successors and assigns of all of the foregoing persons, to serve process in any other manner permitted by law.
     15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Capital Parties and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     16. No Fiduciary Relationship. Each Capital Party hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. Each Capital Party further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or the other Capital Parties, their respective management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or any other Capital Party, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Capital Parties hereby confirm their understanding and agreement to that effect. The Capital Parties and the Underwriters agree that the Company and the Underwriters are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Capital Parties and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company or any other Capital Party and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company or any other Capital Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). Each Capital Party hereby waives and releases, to the fullest extent permitted by law, any claims that such Capital Party may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to such Capital Party in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Capital Parties and their successors and assigns and any successor or assign of any substantial portion of any of the Capital Parties’ and the Underwriters’ respective businesses and/or assets.
     19. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing correctly sets forth the understanding among the Capital Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Capital Parties and the Underwriters, severally.

Very truly yours, Crude Carriers Corp.
By:
Name:
Title:

Capital Maritime & Trading Corp.
By:
Name:
Title:

Capital Ship Management Corp.
By:
Name:
Title:

Crude Carriers Investments Corp.
By:
Name:
Title:

Accepted and agreed to as of the date first above
written, on behalf of itself and the several other
Underwriters named in Schedule A

By:	UBS Securities LLC

By:

Name:
Title:

By:

Name:
Title:

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:

Name:
Title:

By:

Name:
Title:

By: Wells Fargo Securities, LLC

By:

Name:
Title:

By:

Name:
Title: